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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 26, 2004

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN		55425
(Address of principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On December 30, 2004, Southwest Casino Corporation issued a press release regarding correspondence from the National Indian Gaming Commission to the Cheyenne and Arapaho Tribes of Oklahoma, for whom Southwest manages the Lucky Star Casinos in Concho and Clinton, Oklahoma.  In a letter to the Tribes, the NIGC expressed its concern that the Tribes are not allocating the revenue received from their gaming operations appropriately and stating that improper allocation could lead to penalties up to and including closure of the Tribes’ gaming facilities.  The NIGC’s concerns are not related to Southwest’s management of gaming operations for the Tribes.

Item 9.01  Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description

99.1	Press Release of Southwest Casino Corporation issued December 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: December 30, 2004

/s/ Thomas E. Fox
Thomas E. Fox, President